UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 26, 2010

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

NexCen Brands, Inc. (the “Company”), members of the Company’s board of directors and management and Global Franchise Group, LLC (“GFG”) and its parent entity have been named as defendants in a purported class action lawsuit brought in the Supreme Court of the State of New York and captioned Soheila Rahbari v. NexCen Brands, Inc., et al., Index No. 651063/2010.  The complaint was served on the Company on July 26, 2010.  The complaint alleges, among other things, that certain of the Company’s directors and officers breached their fiduciary duties of candor, loyalty, due care, independence, good faith and fair dealing in connection with the proposed sale of the Company’s franchise business assets to GFG.  Among other things, the plaintiff seeks an injunction prohibiting the consummation of the sale of the Company’s franchise business assets.  On July 28, 2010, the Company removed the lawsuit to the United States District Court for the Southern District of New York.  The Company believes the claims asserted in the complaint are without merit and intends to vigorously defend against this action.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 28, 2010.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel